Exhibit 99.1

For further information contact:	A. Ernest Whiton
Chief Financial Officer
ZOLL Medical Corporation
978-421-9655

FOR IMMEDIATE RELEASE

ZOLL Medical Corporation Renews Shareholder Rights Plan

Chelmsford, MA, April 23, 2008 – ZOLL Medical Corporation (NASDAQGS: ZOLL), a manufacturer of resuscitation devices and software solutions, announced today that its Board of Directors has renewed its Shareholder Rights Plan, which was originally adopted by ZOLL’s Board of Directors in June 1998. Richard A. Packer, President and Chief Executive Officer of ZOLL, stated, “The Board believes that a Shareholders Rights Plan continues to enhance its ability to protect shareholder interests and ensures that shareholders receive fair treatment in the event of any coercive takeover attempt. The Plan is intended to provide the Board with sufficient time to consider any and all alternatives to such an action. The Board believes it is protecting the interests of all of its shareholders.”

In connection with the renewal of the Shareholder Rights Plan, the Board of Directors declared a dividend distribution of one preferred stock purchase right for each outstanding share of ZOLL Medical Corporation’s common stock to shareholders of record as of the close of business on April 24, 2008. Initially, these rights will not be exercisable and will trade with the shares of ZOLL Medical Corporation’s common stock. Under the Shareholder Rights Plan, the rights generally will become exercisable if a person becomes an “acquiring person” by acquiring 15% or more of the common stock of ZOLL Medical Corporation or if a person commences a tender offer that could result in that person owning 15% or more of the common stock of ZOLL Medical Corporation. If a person becomes an “acquiring person,” each holder of a right (other than the acquiring person) would be entitled to purchase, at the then-current exercise price, such number of shares of preferred stock which are equivalent to shares of ZOLL Medical Corporation’s common stock having a value of twice the exercise price of the right. If ZOLL Medical Corporation is acquired in a merger or other business combination transaction after any such event, each holder of a right would then be entitled to purchase, at the then-current exercise price, shares of the acquiring company’s common stock having a value of twice the exercise price of the right.

About ZOLL Medical Corporation

ZOLL Medical Corporation is committed to developing technologies that help advance the practice of resuscitation. With products for pacing, defibrillation, circulation (with ZOLL’s See-Thru CPR™ and Real CPR Help® technologies), ventilation, and fluid resuscitation, ZOLL provides a comprehensive set of technologies that help clinicians, EMS professionals, and lay rescuers resuscitate sudden cardiac arrest or trauma victims. ZOLL also designs and markets software that automates the documentation and management of both clinical and non-clinical information.

ZOLL markets and sells its products in more than 140 countries. The Company has direct operations, distributor networks, and business partners throughout the U.S., Canada, Latin America, Europe, the Middle East and Africa, Asia, and Australia. For more information, visit www.zoll.com or call +1 (978) 421-9655.

Certain statements contained in this press release, including statements regarding the anticipated development of the Company’s business, our belief regarding business growth and future performance, and other statements contained herein regarding matters that are not historical facts, are “forward-looking” statements (as defined in the Private Securities Litigation Reform Act of 1995). Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, those factors discussed in the section entitled “Risk Factors” in the Company’s Quarterly Report on Form 10-Q filed with the SEC on February 5, 2008. You should not place undue reliance on the forward-looking statements in this press release, and the Company disavows any obligation to update or supplement those statements in the event of any changes in the facts, circumstances, or expectations that underlie those statements.

©2008 ZOLL Medical Corporation. All rights reserved. 269 Mill Road, Chelmsford, MA 01824-4105. See-Thru CPR is a trademark, and ZOLL and Real CPR Help are registered trademarks, of ZOLL Medical Corporation. All trademarks are property of their respective owners.